As filed with the Securities and Exchange Commission on April 2, 2015
Registration No. 333-197723

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VALIDUS HOLDINGS, LTD.
(Exact name of Registrant as specified in its charter)

Bermuda	98-0501001
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

29 Richmond Road, Pembroke, Bermuda HM 08, Telephone: (441) 278-9000	CT Corporation System 111 Eighth Avenue, New York, New York 10011 Telephone: (212) 590-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

VALIDUS HOLDINGS (UK) PLC
(Exact name of Registrant as specified in its charter)

England and Wales	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

60 Threadneedle Street London England EC2R 8HP Telephone: (020) 7550-3500	CT Corporation System 111 Eighth Avenue New York, New York 10011 Telephone: (212) 590-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert F. Kuzloski, Esq.
Executive Vice President and General Counsel
Validus Holdings, Ltd.
29 Richmond Road
Pembroke HM 08, Bermuda
Telephone: (441) 278-9075

Approximate Date of Commencement of Proposed Sale of the Securities to the Public:  From time to time after the filing of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	to be	Offering Price per	Aggregate	Registration
Securities to be Registered(1)	Registered(2)(3)	Unit(2)(3)	Offering Price(2)(3)	Fee(4)
Validus Holdings, Ltd. Common Shares, par value $0.175 per share
Validus Holdings, Ltd. Preference Shares
Validus Holdings, Ltd. Depositary Shares(5)
Validus Holdings, Ltd. Debt Securities
Validus Holdings, Ltd. Warrants to Purchase Common Shares
Validus Holdings, Ltd. Warrants to Purchase Preference Shares
Validus Holdings, Ltd. Warrants to Purchase Debt Securities
Validus Holdings, Ltd. Share Purchase Contracts
Validus Holdings, Ltd. Share Purchase Units(6)
Validus Holdings (UK) plc Senior Debt Securities
Validus Holdings, Ltd. Guarantees of Validus Holdings (UK) plc Senior Debt Securities (7)

(1)	These offered securities may be sold separately, together or as units with other offered securities.

(2)
Not applicable pursuant to Form S-3 General Instruction II(E). An indeterminate aggregate initial offering price or number of the securities of each identified class (the “Securities”) is being registered as may from time to time be issued at indeterminate prices, in U.S. dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units or Euros), and offered and sold by the registrants or by selling shareholders from time to time.

(3)
Also includes an indeterminate amount of Securities as may be issued pursuant to anti-dilution adjustments or upon conversion of or exchange for any other Securities that provide for conversion or exchange into such Securities, upon exercise of warrants for such Securities or pursuant to deposit agreements, share purchase contracts, or unit agreements. Separate consideration may or may not be received for Securities issuable upon such conversion, exchange, exercise or settlement.

(4)	Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants elect to defer payment of all of the registration fees.

(5)
Such indeterminate number of depositary shares to be evidenced by depositary receipts representing an interest in all or a specified portion of a common share or preference share issued pursuant to a deposit agreement. No separate consideration will be received for the depositary shares.

(6)	There are being registered hereby such indeterminate number of Units as may be issued at indeterminate prices. Units may consist of any combination of the securities being registered hereby.

(7)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable for the guarantees being registered on this Registration Statement.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-197723) is being filed for the purposes of adding Validus Holdings (UK) plc, an indirect, wholly owned subsidiary of Validus Holdings, Ltd., as a co-registrant to the Registration Statement to allow Validus Holdings (UK) plc to issue senior debt securities under this Registration Statement that are fully and unconditionally guaranteed by Validus Holdings, Ltd. For ease of reading, this Post-Effective Amendment No. 1 amends and restates the Registration Statement. This Post-Effective Amendment No. 1 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS
Validus Holdings, Ltd.
Common Shares, Preference Shares, Depositary Shares,
Debt Securities, Warrants to Purchase Common Shares,
Warrants to Purchase Preference Shares,
Warrants to Purchase Debt Securities, Share Purchase Contracts,
Share Purchase Units and Units
Validus Holdings (UK) plc
Senior Debt Securities fully and unconditionally guaranteed by Validus Holdings, Ltd.

We may offer and sell from time to time:

•	Validus Holdings, Ltd. common shares;

•	Validus Holdings, Ltd. preference shares;

•	Validus Holdings, Ltd. depositary shares representing preference shares or common shares;

•	Validus Holdings, Ltd. senior or subordinated debt securities;

•	Validus Holdings, Ltd. warrants to purchase common shares, preference shares or debt securities;

•	Validus Holdings, Ltd. share purchase contracts and share purchase units;

•	Validus Holdings (UK) plc senior debt securities;

•	Validus Holdings, Ltd. guarantees of Validus Holdings (UK) plc's senior debt securities; and

•	units which may consist of any combination of the securities listed above.
In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, Validus Holdings, Ltd. common shares. We will not receive any of the proceeds from the sale of these securities by any selling shareholders.
Specific terms of these securities and material tax considerations pertaining to an investment in these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.
Investing in these securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus and “Risk Factors” in our Annual Report on Form 10-K and/or our Quarterly Reports on Form 10-Q, if any.
We and/or any selling shareholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and/or any selling shareholders reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The net proceeds to us from the sale of securities also will be set forth in the applicable prospectus supplement.
Our common shares are listed on the New York Stock Exchange, Inc. (“NYSE”) under the trading symbol “VR.” Other than for our common shares, there is no market for the other securities we may offer.
None of the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority, the Prudential Regulation Authority of the Bank of England, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 2, 2015.

PROSPECTUS SUMMARY
This prospectus is part of a registration statement filed by Validus Holdings, Ltd. and Validus Holdings (UK) plc with the Securities and Exchange Commission (the “Commission”) using a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.
Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda, which regulates the sale of securities in Bermuda. In addition, the Bermuda Monetary Authority (the “BMA”) must approve all issuances and transfers of securities of a Bermuda exempted company. The BMA has issued its permission for the free issuance and transferability of our securities, as long as any of our shares are listed on the NYSE or other appointed stock exchanges, to and among persons who are non-residents of Bermuda for exchange control purposes. The issue and transfer of in excess of 20% of the common shares to and among persons who are residents of Bermuda for exchange control purposes requires prior authorization from the BMA. Any other transfers remain subject to approval by the BMA. In addition, at the time of issue of each prospectus supplement, we will deliver to and file a copy of this prospectus and the prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.
As used in this prospectus, references to the “Company,” “we,” “us” or “our” refer to the consolidated operations of Validus Holdings, Ltd. and its direct and indirect subsidiaries unless the context suggests otherwise.
References in this prospectus to “dollars” or “$” are to the lawful currency of the United States of America, unless otherwise indicated or the context suggests otherwise.

VALIDUS HOLDINGS, LTD.
Validus Holdings, Ltd. (“Validus” or the “Company”) was incorporated under the laws of Bermuda on October 19, 2005. The Company conducts its operations worldwide through four operating segments which have been determined under U.S. GAAP segment reporting: Validus Re, AlphaCat, Talbot and Western World. Validus Re is a Bermuda-based reinsurance company focused on short tail lines of reinsurance. AlphaCat is a Bermuda-based investment adviser, managing capital from third parties and the Company in insurance linked securities and other investments in the property catastrophe reinsurance space. Talbot is a specialty insurance company, primarily operating within the Lloyd's insurance market through Syndicate 1183. Western World is a specialty excess and surplus lines insurance segment operating within the U.S. commercial market.
We seek to establish ourselves as a leader in the global insurance and reinsurance markets. Our principal operating objective is to use our capital efficiently by underwriting primarily short-tail insurance and reinsurance contracts with superior risk and return characteristics. Our primary underwriting objective is to construct a portfolio of short-tail insurance and reinsurance contracts that maximizes our return on equity subject to prudent risk constraints on the amount of capital we expose to any single event. We manage our risks through a variety of means, including contract terms, portfolio selection, diversification criteria, including geographic diversification criteria, and proprietary and commercially available third-party vendor catastrophe models.
Our principal executive offices are located at 29 Richmond Road, Pembroke HM 08, Bermuda, and our telephone number is (441) 278-9000.
VALIDUS HOLDINGS (UK) plc
Validus Holdings (UK) plc, an indirect, wholly-owned subsidiary of Validus Holdings Ltd. was incorporated as a private company limited by shares under the laws of England and Wales on February 2, 2012 with company number 7933815 and was re-registered as a public company on March 24, 2015. Validus Holdings (UK) plc's registered offices are located at 60 Threadneedle Street, London, England EC2R 8HP. Validus Holdings (UK) plc's telephone number is (020) 7550-3500.

RISK FACTORS
Our business is subject to significant risks. You should carefully consider the risks and uncertainties described herein, in any prospectus supplement and in the documents incorporated by reference in this prospectus, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, which are incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other documents we file with the Commission in the future (see “Incorporation of Certain Documents by Reference”). If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 (“PSLRA”) provides a “safe harbor” for forward-looking statements. Any prospectus, prospectus supplement, the Company’s Annual Report to shareholders, any proxy statement, any other Form 10-K, Form 10-Q or Form 8-K of the Company or any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. Such statements include forward-looking statements both with respect to the Company in general, and to the insurance and reinsurance sectors in particular. Statements that include the words “expect”, “intend”, “plan”, “believe”, “project”, “anticipate”, “will”, “may”, and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the PSLRA or otherwise. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statement.
We believe that these factors include, but are not limited to, the following:

•	unpredictability and severity of catastrophic events;

•	our ability to obtain and maintain ratings, which may affect our ability to raise additional equity or debt financings, as well as other factors described herein;

•	adequacy of the Company’s risk management and loss limitation methods;

•	cyclicality of demand and pricing in the insurance and reinsurance markets;

•	the Company’s ability to implement its business strategy during “soft” as well as “hard” markets;

•	adequacy of the Company’s loss reserves;

•	continued availability of capital and financing;

•
the Company’s ability to identify, hire and retain, on a timely and unimpeded basis and on anticipated economic and other terms, experienced and capable senior management, as well as underwriters, claims professionals and support staff;

•	acceptance of our business strategy, security and financial condition by rating agencies and regulators, as well as by brokers and (re)insureds;

•	competition, including increased competition, on the basis of pricing, capacity, coverage terms or other factors;

•	potential loss of business from one or more major insurance or reinsurance brokers;

•
the Company’s ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements;

•
general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates) and conditions specific to the insurance and reinsurance markets in which we operate;

•
the integration of businesses we may acquire or new business ventures, including overseas offices, we may start and the risk associated with implementing our business strategies and initiatives with respect to any new business ventures;

•
accuracy of those estimates and judgments used in the preparation of our financial statements, including those related to revenue recognition, insurance and other reserves, reinsurance recoverables, investment valuations, intangible assets, bad debts, taxes, contingencies, litigation and any determination to use the deposit method of accounting, which, for a relatively new insurance and reinsurance company like our company, are even more difficult to make than those made in a mature company because of limited historical information;

•	the effect on the Company’s investment portfolio of changing financial market conditions including inflation, interest rates, liquidity and other factors;

•	acts of terrorism, political unrest, outbreak of war and other hostilities or other non-forecasted and unpredictable events;

•	availability and cost of reinsurance and retrocession coverage;

•	the failure of reinsurers, retrocessionaires, producers or others to meet their obligations to us;

•	the timing of loss payments being faster or the receipt of reinsurance recoverables being slower than anticipated by us;

•	changes in domestic or foreign laws or regulations, or their interpretations;

•	changes in accounting principles or the application of such principles by regulators;

•
statutory, regulatory or rating agency developments, including as to tax policy and reinsurance and other regulatory matters such as the adoption of proposed legislation that would affect Bermuda-headquartered companies and/or Bermuda-based insurers or reinsurers; and

•
the other factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2014 under Part I Item 1A “Risk Factors” and under Part II Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other sections of such Annual Report, as well as the risk and other factors set forth in the Company’s other filings with the Commission, as well as management’s response to any of the aforementioned factors.

In addition, other general factors could affect our results, including: (a) developments in the world’s financial and capital markets and our access to such markets; (b) changes in regulations or tax laws applicable to us, and (c) the effects of business disruption or economic contraction due to terrorism or other hostilities.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere. Any forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
RATIO OF EARNINGS TO FIXED CHARGES
The ratio of earnings to fixed charges and ratio of earnings to fixed charges excluding other finance expenses are measures of the Company’s ability to cover fixed costs with current period earnings. For purposes of computing the following ratios, earnings consist of pre-tax net income available to Validus adjusted for distributed earnings from investment and operating affiliates, plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest, amortization of debt issuance costs and credit facility fees and an imputed interest portion on operating leases.

	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Ratio of Earnings to Fixed Charges	8.00	8.87	8.08	1.39	8.04
Ratio of Earnings to Fixed Charges Excluding Other Finance Expenses (a)	9.09	10.41	10.60	1.48	9.28

(a) Other finance expenses consist of fees relating to credit facilities, bank charges, AlphaCat financing fees and the Talbot FAL Facility. The ratio of earnings to fixed charges excluding other finance expenses demonstrates the degree to which the ratio changes if other finance expenses are treated as variable rather than fixed costs.

USE OF PROCEEDS
Unless otherwise indicated in an applicable prospectus supplement, the net proceeds from the sale of the securities offered by Validus Holdings, Ltd. or Validus Holdings (UK) plc will be used for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the Commission a combined registration statement on Form S-3 under the Securities Act relating to the common shares, preference shares, depositary shares, debt securities, warrants, share purchase contracts, share purchase units and units described in this prospectus. This prospectus is a part of the registration statement, but the registration statement also contains additional information and exhibits.
Validus Holdings, Ltd.
We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other reports with the Commission. You can read and copy the registration statement and the reports that we file with the Commission at the Commission’s public reference rooms at, 100 F Street N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.
Our filings with the Commission are also available from the Commission’s website at http://www.sec.gov. Please call the Commission’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the Commission’s public reference rooms. Our common shares are listed on the New York Stock Exchange under the symbol “VR” and our reports can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005.
Validus Holdings (UK) plc
Validus Holdings (UK) plc is not currently subject to the information reporting requirements of the Exchange Act. Validus Holdings (UK) plc is an indirect wholly-owned subsidiary of Validus Holdings, Ltd. and currently acts as an intermediary holding company. Validus Holdings (UK) plc has not engaged in any activities other than those incidental to its formation.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and after the date of this prospectus and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus.
We incorporate by reference the following previously filed documents:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 24, 2015;

(2)	Our Definitive Proxy Statement on Schedule 14A, filed on March 20, 2015;

(3)	Our Current Reports on Form 8-K filed with the Commission on February 3, 2015, March 13, 2015, March 27, 2015 and April 2, 2015; and

(4)
The description of our common shares incorporated by reference in our registration statement filed under the Exchange Act on Form 8-A on July 18, 2007, including any amendment or report for the purpose of updating such description.

To receive a free copy of any of the documents incorporated by reference in this Prospectus (other than exhibits) call or write us at the following address: Validus Holdings, Ltd., Attn.: General Counsel, 29 Richmond Road, Pembroke, Bermuda HM08, (441) 278-9000.
LEGAL MATTERS
Certain legal matters with respect to the securities will be passed upon for us by Robert F. Kuzloski, Esq. Certain legal matters with respect to the securities under the laws of Bermuda will be passed upon for us by Appleby (Bermuda) Limited, Hamilton, Bermuda, special Bermuda counsel to the Company. Certain legal matters with respect to the securities under the laws of England and Wales will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom (UK) LLP.
EXPERTS
The financial statements incorporated in this Prospectus by reference to Validus Holdings, Ltd.’s Current Report on Form 8-K dated April 2, 2015 and the financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Validus Holdings, Ltd. for the year ended December 31, 2014 have b een so incorporated in reliance on the report of PricewaterhouseCoopers Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S.
FEDERAL SECURITIES LAWS AND OTHER MATTERS
Validus is organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of its assets and their assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult or impossible for investors to effect service of process within the United States upon its non-U.S. directors and officers or to recover against Validus or its non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Further, it may not be possible to bring a claim in Bermuda against us or our directors and officers for violation of U.S. federal securities laws because these laws may have no extraterritorial application under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. However, Validus may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving CT Corporation System, our U.S. agent, irrevocably appointed for that purpose.
There is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or whether proceedings could be commenced in the courts of Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Appleby (Bermuda) Limited that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there may be grounds upon which Bermuda courts will not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction’s public policy.
At the time of issue of each prospectus supplement, we will, where required, deliver to and file a copy of this prospectus and the prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or any prospectus supplement.
An in personam judgment obtained in the courts of the United States of America (or any political subdivision thereof) in any suit, action or proceeding arising out of or in connection with this offering cannot be enforced directly in England and Wales because there is no treaty between the United States of America and the United Kingdom providing for the mutual enforcement of judgments. Such a judgment may, however, be enforced in England indirectly by a separate action for the sum payable on the judgment provided that:

(a)	the judgment is a final and conclusive judgment for a definite sum of money not in respect of taxes, a fine or other penalty;

(b)	the judgment was not obtained by fraud;

(c)	the enforcement of the judgment would not be contrary to English public policy;

(d)	the judgment is not of a public nature;

(e)	the judgment was not obtained in proceedings which were brought in breach of Section 32 of the Civil Jurisdiction and Judgments Act 1982;

(f)	the judgment was not obtained in proceedings contrary to natural justice;

(g)	the judgment is not inconsistent with an English judgment in respect of the same matter or with another judgment that is enforceable in England;

(h)	the judgment is not for multiple damages or otherwise contrary to the Protection of Trading Interests Act 1980;

(i)	enforcement proceedings are instituted within six years after the date of the judgment; and

(j)	the foreign court had jurisdiction according to the English rules on private international law.
A foreign judgment may be “final and conclusive” though it is subject to appeal. If the English court gives judgment for the sum payable under a judgment of a US court, the English judgment would be enforceable by the methods generally available for the enforcement of English judgments.
An English court may stay any proceedings before it, particularly if concurrent proceedings are being brought elsewhere. There is doubt as to enforceability in England, in original actions or in actions for enforcement of judgments of United States Courts, of liabilities predicated upon United States federal securities laws.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.  Other Expenses of Issuance and Distribution.
The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth in the following table. Each amount is estimated.

Securities and Exchange Commission Registration Fee	$(1)
Trustees’ Fees and Expenses	(2)
Accountants’ Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Printing and Engraving Fees	(2)
Rating Agency Fees	(2)
Miscellaneous Expenses	(2)
Total Expenses	(2)

(1)	Fees are being deferred pursuant to Rules 456(b) and 457(r).

(2)	These fees cannot be estimated at this time as they are calculated based on the amount of securities offered and/or the number of offerings.

Item 15.  Indemnification of Directors and Officers.
Validus Holdings, Ltd.
Bye-law 50 of the Company’s Bye-laws provides, among other things, that the Company will, in the case of directors and officers of the Company, and may (in the discretion of the Board of Directors), in the case of employees and agents, indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting in such capacity or his acting in any other capacity for, or on behalf of, the Company, against any liability or expense actually and reasonably incurred by such person in respect thereof. The Company shall, in the case of directors and officers, and may, in other cases, advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law.
Bye-law 50 of the Company’s Bye-laws also provides that none of the officers or directors of the Company will be personally liable to the Company or its shareholders for any action or failure to act to the full extent that they are indemnified under the Company’s Bye-laws.
Bye-law 50A of the Company’s Bye-laws provides that each shareholder agrees to waive any claim or right of action such shareholder might have, whether individually or by or in the right of the Company, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.
Section 98 of the Companies Act 1981 of Bermuda provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to such company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act. Section 98 further provides that any provision, whether contained in the bye-laws of a company or in any contract or arrangement between such company and any director exempting or indemnifying him against any liability which would otherwise attach to him in respect of any fraud or dishonesty of which he may be guilty in relation to such company, shall be void.
Section 98A of the Companies Act permits a Bermuda company to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not such Bermuda company may otherwise indemnify such officer or director.
The Company may purchase directors’ and officers’ liability insurance policies. Such insurance would be available to the Company’s directors and officers in accordance with its terms. In addition, certain directors may be covered by directors’ and officers’ liability insurance policies purchased by their respective employers.
Any underwriting agreement that Validus may enter into in connection with an offering of securities pursuant to this registration statement may include provisions providing that the underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of Validus against certain liabilities under the Securities Act.
Validus Holdings (UK) plc
Article 52 of the Articles of Association for Validus Holdings (UK) plc contains provisions with respect to indemnification of its directors. The general effect of these provisions is to provide for the indemnity by Validus Holdings (UK) plc of every director for all losses or liabilities, which may be sustained or incurred by reason of the fact that such person was a director, except that such Article does not authorize any indemnity which would be prohibited or rendered void by any provision of the Companies Act or by any other provision of law.
The Articles also provide for directors to have the power to purchase and maintain for any director, insurance against any liability in respect of any relevant loss.

Item 16.  Exhibits and Financial Statement Schedules.
(a) Exhibits:
A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.
(b) Financial Statement Schedules:
All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere or incorporated by reference into the registration statement.

Item 17.  Undertakings.
The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrants hereby undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13 (a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Validus Holdings, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pembroke, Bermuda, on this 2nd day of April, 2015.

VALIDUS HOLDINGS, LTD.

By:	/s/ Robert F. Kuzloski
Name: Robert F. Kuzloski
Title: Executive Vice President and General Counsel

VALIDUS HOLDINGS (UK) PLC

By:	/s/ Robert F. Kuzloski
Name: Robert F. Kuzloski
Title: Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this on this 2nd day of April, 2015.

*	Chairman of the Board of Directors and
Edward J. Noonan	Chief Executive Officer (Principal Executive Officer)

*	Executive Vice President and
Jeffrey D. Sangster	Chief Financial Officer

*	Executive Vice President and Chief Accounting Officer
Michael R. Moore	(Principal Accounting Officer)

*	Director
John J. Hendrickson

*	Director
Mahmoud Abdallah

*	Director
Michael E.A. Carpenter

*	Director
Joseph E. (Jeff) Consolino

*	Director
Matthew J. Grayson

*	Director
Jeffrey W. Greenberg

*	Director
Jean-Marie Nessi

*	Director
Mandakini Puri

*	Director
Dr. Therese M. Vaughan

*	Director
Christopher E. Watson

*	Puglisi & Associates
Donald J. Puglisi	Authorized Representative in the United States
Robert F. Kuzloski hereby signs this post-effective amendment to the registration statement on Form S-3 on behalf of each of the indicated persons for whom he is attorney-in-fact on April 2, 2015 pursuant to a power of attorney filed with the Registration Statement on Form S-3 (File No. 333-197723) filed with the Commission on July 30, 2014.
*By:    /s/ Robert F. Kuzloski
Attorney-in-Fact

POWER OF ATTORNEY
Each of the undersigned hereby constitutes and appoints Edward J. Noonan and Robert F. Kuzloski and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this Post-Effective Amendment to Registration Statement on Form S-3 and any and all amendments (including any and all post-effective amendments) and exhibits to this Post-Effective Amendment to Registration Statement, any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including any and all post-effective amendments) and exhibits thereto, and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, the Bermuda Registrar of Companies and/or the UK Companies House, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.
Pursuant to the requirements of the Securities Act of 1933, Validus Holdings (UK) plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pembroke, Bermuda, on this 2nd day of April, 2015.

/s/ Edward J. Noonan	Director
Edward J. Noonan

/s/ Jeffrey D. Sangster	Director
Jeffrey D. Sangster

/s/ Robert F. Kuzloski	Director
Robert F. Kuzloski

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
1.1*	Form of Underwriting Agreement relating to common shares, preference shares, depositary shares, debt securities, warrants, share purchase contracts, share purchase units and units

3.1 (1)	Memorandum of Association of Validus Holdings, Ltd.

3.2 (1)	Amended and Restated Bye-laws of Validus Holdings, Ltd.

3.3*	Form of Certificate of Designation, Preferences and Rights relating to preference shares

3.4**	Memorandum of Association of Validus Holdings (UK) plc

3.5**	Articles of Association of Validus Holdings (UK) plc

4.1 (1)	Specimen Common Share Certificate

4.2 (2)	Senior Indenture between Validus Holdings, Ltd, as Issuer, and The Bank of New York Mellon, as Trustee dated as of January 26, 2010

4.3 (3)	Form of Subordinated Indenture between Validus Holdings, Ltd, as Issuer, and The Bank of New York Mellon, as Trustee

4.4*	Form of Share Warrant Agreement

4.5*	Form of Share Warrant Certificate

4.6*	Form of Debt Warrant Agreement

4.7*	Form of Debt Warrant Certificate

4.8*	Form of Deposit Agreement

4.9*	Form of Standard Share Purchase Contract Provisions

4.10*	Form of Share Purchase Unit Agreement

4.11*	Form of Unit Agreement

4.12**	Form of Senior Indenture among Validus Holdings (UK) plc, as Issuer, Validus Holdings, Ltd., as Guarantor, and The Bank of New York Mellon, as Trustee

5.1***
Opinion of Appleby as to the legality of the common shares, preference shares, depository shares, senior debt securities, subordinated debt securities, warrants, share purchase contracts, share purchase units and units of Validus Holdings, Ltd.

5.2***
Opinion of Robert F. Kuzloski, Esq. as to the legality of the senior debt securities, subordinated debt securities, warrants, share purchase contracts, share purchase units and units of Validus Holdings Ltd.

5.3**	Opinion of Robert F. Kuzloski, Esq. as to the validity of the senior debt securities of Validus Holdings (UK) plc, and guarantees by Validus Holdings Ltd.

5.4**	Opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP as to the legality of the senior debt securities of Validus Holdings (UK) plc

12.1**	Statement regarding the computation of ratio of earnings to fixed charges

23.1***	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1)

23.2***	Consent of Robert F. Kuzloski, Esq. (included in Exhibit 5.2)

23.3**	Consent of PricewaterhouseCoopers Ltd.

23.4**	Consent of Skadden, Arps, Slate, Meagher & Flom (UK) LLP (included in Exhibit 5.4)

24.1***	Power of Attorney (included on the signature page hereto)

25.1 (3)	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as trustee for the Senior Indenture

25.2 (3)	Statement of the Eligibility of The Bank of New York Mellon on Form T-1, as trustee for the Subordinated Indenture

25.3**	Statement of the Eligibility of The Bank of New York Mellon on Form T-1, as trustee for the Validus Holdings (UK) plc Senior Indenture

(1)	Incorporated by reference to our Registration Statement on Form S-1 (Registration No. 333-139989) which was declared effective by the Commission on July 24, 2007.
(2)	Incorporated by reference to our Current Report on Form 8-K filed with the Commission on January 26, 2010.
(3)	Incorporated by reference to our Registration Statement on Form S-3 (Registration No. 333-152856) filed with the Commission on August 7, 2008.
*	To be filed if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.
**	Filed herewith.
***	Previously filed as exhibits to our Registration Statement on From S-3 (Registration No. 333-197723) filed with the Commission on July 30, 2014.